EXHIBIT 10.7
                                  ------------

                             DATED: OCTOBER 24, 2001





            (1)   SAFE TRANSPORTATION SYSTEMS, INC.

            (2)   SAFE EUROPE LIMITED

            (3)   TIMOTHY MEYRICK

            (4)   WILTON CAPITAL LIMITED













                     SUBSCRIPTION AND DISTRIBUTION AGREEMENT


                                 [LOGO OMITTED]


                               67 GROSVENOR STREET
                                 LONDON W1K 3JN
                               TEL: 020 7863 8333
                               FAX: 020 7863 8444
                           EMAIL: MAIL@FORSTERS.CO.UK
                                  REF: CFE/SHSC

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TABLE OF CONTENTS

                                                                        PAGE NO.

1.    DEFINITIONS AND INTERPRETATION...........................................4

2.    RECITALS.................................................................5

3.    GRANT OF COMMON SHAREHOLDING INTEREST....................................5

4.    AUTHORIZATION AND GRANT OF PREFERRED SHAREHOLDING INTEREST...............6

5.    OFFICERS AND DIRECTORS OF NEWCO..........................................7

6.    WCL AND TM'S AFFIRMATIVE OBLIGATIONS TO NEWCO............................7

7.    VESTING OF PATENT RIGHTS FOR THE SYSTEM..................................7

8.    DISTRIBUTION OF PRODUCTS.................................................8

9.    WARRANTY................................................................12

10.   SUPPORT.................................................................13

11.   TERMINATION.............................................................13

12.   TERM....................................................................14

13.   REVIEW..................................................................14

14.   HEADINGS................................................................14

15.   NOTICES.................................................................14

16.   LITIGATION..............................................................14

17.   INVALIDITY..............................................................15

18.   ENTIRE AGREEMENT........................................................15

19.   WAIVER..................................................................15

20.   GOVERNING LAW...........................................................16

21.   FURTHER ASSURANCE.......................................................16

22.   COUNTERPART EXECUTION...................................................16

23.   CONSTRUCTION............................................................16

24.   SUCCESSOR LIABILITY.....................................................16

25.   CORPORATE AUTHORITY.....................................................17

26.   REMEDIES................................................................17

APPENDIX A....................................................................20

APPENDIX B....................................................................24

ASSIGNMENT OF RIGHTS TO NEWCO IN RESPECT OF THE TERRITORY.....................24

SCHEDULE 1....................................................................26

PRODUCTS......................................................................26

SCHEDULE 2....................................................................27

COSTS.........................................................................27

SCHEDULE 3....................................................................28

PATENTS AND TRADEMARKS........................................................28

THIS AGREEMENT dated                                                       2001

BETWEEN:

(1) SAFE TRANSPORTATION SYSTEMS, INC a Florida Corporation whose registered office is at 909 Lakeway Drive, Suite 208, Bellingham WA 98226 ("SFTS");

(2) SAFE EUROPE LIMITED (Company Registration Number: 4217001) whose registered office is at 67 Grosvenor Street, London W1K 3JN ("NEWCO");

(3)     TIMOTHY MEYRICK of 52 Swains Lane, London N6 6QR ("TM"); and

(4) WILTON CAPITAL LIMITED a company incorporated in Guernsey having its principal place of business at c/o Hamilton Brothers Limited, 15 The Grange, St Peter Port, Guernsey GY1 2QL ("WCT").

RECITALS

(A)     Whereas, SFTS is a Florida Corporation in good standing; and

(B) Whereas, SFTS is a publicly traded entity in the United States whose shares are currently traded on the OTC Bulletin Board; and

(C) Whereas, Newco is a United Kingdom Corporation in good standing which will initially be owned 50% by SFTS 25% by TM and 25% by WCL; and

(D) Whereas, SFTS has developed, tested and manufactured an accident control and anti-jackknife system for the commercial trucking industry (hereinafter referred to as the "SYSTEM"); and

(E) Whereas, SFTS has made application for patent protection for the System in the United States, Canada and internationally and all such applications are pending and current in their filings and

(F) Whereas, SFTS and Newco are desirous of marketing, selling and distributing the Products in the Territory through Newco in accordance with the terms and conditions of this Agreement.



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NOW THEREFORE, in consideration of the foregoing, and Ten and no/100ths ($10.00)
Dollars in hand paid by each Party hereto unto the other, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby jointly and severally acknowledged, and the covenants, promises, representations, guarantees and the agreements herein contained;

IT IS MUTUALLY AGREED, by and between the Parties hereto as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement including the recitals unless the context otherwise requires, the following words shall have the following meanings:

        "EUROPE" means the United Kingdom, Ireland, Sweden, Denmark, Norway, France, Spain, Portugal, Italy, Germany, Switzerland, Luxembourg, Austria, Poland, Belgium, the Netherlands, Turkey, Greece, Finland, Monaco, Cyprus and Liechtenstein;

        "INTELLECTUAL PROPERTY" means any existing or future rights interests or intellectual property (and any renewal, extension or reversion of such rights, interests or intellectual property now or hereafter provided) which may subsist in the System or any Products;

        "MIDDLE EAST" means Israel, Jordan, Dubai, Syria, Kuwait, Qatar, the United Arab Emirates, and Saudi Arabia;

        "PARTY" means a party to this Agreement;

        "PATENT" means the patents and applications for patents identified in
        Schedule 3 together with any further patents which SFTS may be granted or apply for to use in the Territory (or any part of it) in respect of the Products;

        "PRODUCTS" means the products implementing the System of the type and specification listed in Schedule 1 together with any other products developed by SFTS or Newco in connection with the System and the Intellectual Property;

        "PRODUCT SPECIFICATION" means the product specification set out in
        Schedule 1 together with the further Product Schedule to be provided by SFTS within 30 days hereof;



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        "TERRITORY" means Europe and the Middle East;

        "TRADE MARKS" means the trade mark registration and applications identified in Schedule 3 together with any further trade marks which SFTS may register or apply to register to use in the Territory (or any part of it) in respect of the Products.

1.2 As the context allows, the singular include the plural and vice versa, and references to any gender include each other gender.

1.3 "Include" and its derivatives are without prejudice to the generality of the preceding expression.

1.4 Headings are for convenience and shall be ignored in the interpretation of this Agreement.

1.5     References to this Agreement mean this agreement.

1.6     References to Clauses are to the provisions of this Agreement.

2.    RECITALS

        The Parties hereto acknowledge and agree that the foregoing recitals are true, correct, accurate, in proper form and fully binding upon them in all respects, which recitals in their entirety are hereby incorporated in this Agreement in HAEC VERBA.

3.    GRANT OF COMMON SHAREHOLDING INTEREST

3.1 SFTS hereby applies for 2,500,000 shares of the ordinary share capital of Newco, to give SFTS a 50% shareholding in the issued ordinary share capital of Newco, as set forth in Appendix A which is attached hereto and incorporated herein.

3.2 Newco undertakes to procure that the shares referred to in clause 3.1 above are allotted as soon as reasonably practicable.

3.3 In the event of the sale of any shares to a third party purchaser incident to a public and/or private offering of the shares of Newco, or in the event of an issue of shares or options, as approved by the Board, it is agreed that SFTS, WCL and TM's shareholding interests shall be




                                       5
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        equally diluted PARI PASSU to the extent that the Parties do not take up shares or options to which they are entitled.

3.4 Notwithstanding clause 3.3 Newco may allot up to 2,000,000 ordinary shares without offering such shares to the Parties, in accordance with Newco's Articles

4.    AUTHORIZATION AND GRANT OF PREFERRED SHAREHOLDING INTEREST

4.1 It is understood and agreed that Newco shall be authorized to issue 2,000,000 non-voting preference shares at par value (pound)0.50 per share. Such preference shares shall have preference as to return of capital as set out in Appendix A.

4.2 Upon execution hereof and in consideration for the assignment referred to at clause 7.1 below, SFTS shall

               (i) subscribe for the sterling equivalent of $800,000 of preferred shares at an exchange sufficient number of preference shares to have a sterling value of (pound)551,725 ( exchange rate of $1.45). Refer to Appendix A 1(d) and

               (ii) Newco shall issue to SFTS a note for an amount of the sterling equivalent of $ 202,100 ((pound) 140,000 at exchange rate of $1.45) secured by a debenture and fixed and floating charge over the assets of Newco and bearing interest at 1% per month and rising to 1.5% per month on all sums outstanding beyond January 1 2002. Interest will accrue to the principal until January 31 2002 and thereafter will be paid monthly in arrears. The note shall be due and payable in full 15 months from the date of issue.

               The note shall be retired from the proceeds of finance raised by Newco as follows: after the first (pound)300,000 of finance raised by Newco in the POS financing 100% of additional finance raised shall be applied to retiring the note and accrued interest.



4.3 Newco undertakes to procure that the preference shares referred to in clause 4.2 above are allotted as soon as reasonably practicable.

4.4 SFTS advises Newco that it intends to assign, at the execution of these transactions, the note referred to in 4.2 (ii) and the 50% of its interest in the preferred stock referred to in 4.2.(I) to a third party in settlement of certain liabilities.


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5.    OFFICERS AND DIRECTORS OF NEWCO

5.1 It is agreed that the Articles of Association of Newco shall provide for six (6) directors to be elected to the Board of Directors of the company. It is further understood that SFTS and TM and WCL (TM and WCL acting together) shall each be entitled to appoint three (3) members to the initial Board of Directors.

5.2 The Board of Directors of Newco shall collectively be entitled to appoint the Chairman of the Board of Directors by unanimous vote who, in the case of an equality of votes, shall have a casting vote.

5.3 It is further agreed that Newco shall initially be managed by a Managing Director, Finance Director and Secretary. The parties shall reasonably cooperate in the appointment of the officers of the company.

6.    WCL AND TM'S AFFIRMATIVE OBLIGATIONS TO NEWCO

        WCL and TM shall use their reasonable efforts to assist in raising up to (pound) 750,000 financing for the initial capital requirements for the operation of Newco.

7.    VESTING OF PATENT RIGHTS FOR THE SYSTEM

7.1 Upon execution hereof SFTS shall irrevocably assign and/or vest in Newco the Intellectual Property but including in particular the Patent rights in the System and the Products for the Territory, in the form of the document shown in Appendix B.

7.2 The Parties, at Newco's cost, shall reasonably cooperate in the retention of intellectual property legal counsel in Europe and the United States to effectuate such assignment of Intellectual Property and Patent rights.


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7.3     SFTS shall at the request of Newco shall reasonably cooperate to execute all such acts and documents as the Newco may request to secure the Intellectual Property from time to time to Newco.

7.4 SFTS undertakes to take all such steps as are necessary to maintain its international patent applications.

7.5 Newco undertakes to make patent filings in selected European countries. The final patent strategy of Newco will be subject to approval by its Board.

8.    DISTRIBUTION OF PRODUCTS

8.1 SFTS hereby appoints Newco as its exclusive distributor in the Territory.

8.2     SFTS undertakes:

        (a) to supply the Products to no person within the Territory other than Newco for resale in the Territory;

        (b)    not to supply the Products to users in the Territory.

8.3 No later than the first week in each month, Newco shall inform SFTS in writing of its forecast of the number of units of the Products which it expects to purchase from SFTS for delivery during each rolling ninety
        (90) day production plan.

8.4 SFTS undertakes to use its best endeavours to meet all orders for the Products forwarded to SFTS in accordance with the 90 day production plan.

8.5 The Products shall be sold by SFTS to Newco at cost plus the higher of 12.5% and US$250 per unit produced. Cost in this clause 8 means the cost of producing one unit of the Product calculated using the elements set out in Schedule 2.

8.6 SFTS shall give Newco 28 days notice of any changes in the cost of the Products.

8.7 Newco shall order and SFTS shall deliver a) 1 unit of the Product within seven days of the execution of this agreement, b) shall use its reasonable efforts to order 500 units of the product during the first year of this agreement.


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8.8     Newco shall order a minimum of 500 units from SFTS, prior to establishing its own manufacturing, as long as SFTS's FOB to Newco cost does not exceed Newco's local manufactured cost).

        Newco may manufacture the System, under the reasonable supervision of SFTS, and shall pay a royalty per unit produced to SFTS of the higher of:

        (a)    12.5% of its cost; and

        (b)    US$250.00.



8.9 Newco and SFTS mutually agree to share all technical and engineering information on all "Products" as defined in paragraph 1.1.

8.10 The terms of payment are to be determined to the commercially reasonable satisfaction of both Newco and SFTS.

8.11 In the event that the payment of any amount due to from one Party to another is not made (whether pursuant to this Agreement or otherwise), the non-defaulting Party shall be entitled by reason of set-off, counter-claim, abatement, or other similar deduction to withhold payment of an equivalent amount that would otherwise be due to the defaulting Party.

8.12    The Products shall be delivered to Newco F.O.B. the manufacturer.

8.13 Newco shall bear any and all shipping, customs duties, taxes or other fees imposed by governmental or other authority in respect of the purchase, importation, sale, lease or other distribution of the Products.

8.14 Newco shall maintain a comprehensive product liability insurance policy for the System and the Products in the Territory for the duration of this Agreement, such insurance policy to be subject to the approval of SFTS and their insurers provided that such approval shall not to be unreasonably withheld or delayed.


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8.15    Subject to fulfilment by Newco of all the conditions contained in this sub-clause SFTS shall indemnify Newco, its officers and directors

        (a) against any and all liability, loss, damage, cost or expense, including reasonable attorneys' fees, paid or incurred by Newco to the extent that it is not covered by the product liability insurance referred to above in respect of damage to property, death or personal injury arising from any fault or defect in the materials or workmanship of the System or Products and any reasonable costs, claims, demands and expenses arising out of or in connection with that liability except to the extent that the liability arises as a result of the action of omission of Newco; and

        (b) against any and all liability, loss, damage, cost or expense, including reasonable attorneys' fees, paid or incurred arising from any breach of any warranty, representation, covenant or agreement hereunder by SFTS.



               Newco shall, immediately it becomes aware of a matter which may result in a Relevant Claim:

                  -     Give notice to SFTS of the detail of the matter;

                  - Afford access to SFTS and permit copies to be taken of any materials, records or documents as SFTS may require;

                  - Allow SFTS the exclusive conduct of any proceedings and/or take what-ever action as SFTS shall direct to defend or resist the matter, including the use of professional advisers nominated by SFTS; and

                  - Not admit liability or settle the matter without the written consent of SFTS.

8.16 Subject to fulfilment by SFTS of all the conditions contained in this sub-clause Newco shall indemnify SFTS its officers and directors


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        (a)    against any and all liability, loss, damage, cost or expense, including reasonable attorneys' fees, paid or incurred by SFTS to the extent that it is not covered by the product liability insurance referred to above in respect of damage to property, death or personal injury arising only from any fault or defect in the the materials or workmanship of the System or Products and any reasonable costs, claims, demands and expenses arising out of or in connection with that liability except to the extent that the liability arises as a result of the action of omission of SFTS; and

        (b) against any and all liability, loss, damage, cost or expense, including reasonable attorneys' fees, paid or incurred arising from any breach of any warranty, representation, covenant or agreement hereunder by NEWCO.



               SFTS shall, immediately it becomes aware of a matter which may result in a Relevant Claim:

                  -     Give notice to Newco of the detail of the matter;

                  - Afford access to Newco and permit copies to be taken of any materials, records or documents as Newco may require;

                  - Allow Newco the exclusive conduct of any proceedings and/or take what-ever action as Newco shall direct to defend or resist the matter, including the use of professional advisers nominated by Newco; and

                  - Not admit liability or settle the matter without the written consent of Newco.

8.17 Newco shall insure at its own cost with a reputable insurance company all stocks of the Products as are held by it against all risks which would normally be insured against by a prudent businessman to at least their full replacement value.


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8.18    Newco shall be solely responsible for the marketing, promotion and sale of the System and the Products in the Territory save that SFTS shall provide Newco with information on the advertising and promotion carried out by SFTS and shall supply such quantities of available promotional and advertising material as Newco shall reasonably request at the cost of the Newco.

8.19 Newco shall be responsible for the procurement of any and all governmental licenses, approvals and/or permits incident to the System within the Territory.

8.20 Newco is hereby be granted an exclusive license to the Trade Marks and trade names within the Territory.

8.21 Newco shall take whatever steps are reasonably necessary and practicable to protect, maintain and defend any and all of Newco's patents and intellectual property within the Territory provided that

        (a) Subject to the approval and consent of SFTS (such approval or consent not to be unreasonably withheld or delayed) Newco shall have the exclusive conduct of any proceedings (whether in Newco's name or SFTS's name) at Newco's expense;

        (b) With STS's prior written consent Newco shall be entitled to conduct proceedings in SFTS's name;

        (c) Newco shall be entitled to any costs and damages which are awarded in or agreed in settlement of any such claim or proceedings.

9.    WARRANTY

9.1 SFTS represents and warrants to the best of its knowledge and belief after having conducted due diligence inquiries that the Intellectual Property including the Trade Marks does not infringe upon any intellectual property rights of third parties in the Territory.

9.2 SFTS warrants and represents that the Products meet the Product Specification, are fit for the purpose for which they are provided are of satisfactory quality.




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10.   SUPPORT

10.1 Newco shall provide customer and product support for the System and the Products within the Territory.

10.2 SFTS will provide any information and support as may reasonably be requested by Newco to enable it properly and efficiently to discharge its duties under this Agreement and in particular:

        (a) SFTS will provide to Newco all know-how, information and documents that Newco may require in making patent filings in connection with the Products or the Systems at Newco's expense.

        (b) SFTS will make available to Newco training material as well as personnel to aid the establishment of training programmes in the Territory at Newco's expense;

        (c) SFTS will provide all relevant data and materials relating to the System to Newco, including marketing material, PR material, technical assessment reports as well as all or any media reports on the Products, whether favourable or otherwise at Newco's expense; and

        (d) SFTS will share with Newco systems and procedures relating to accounting practices, sales order processing, human resources, legal affairs and all paperwork and IT information collected to enable Newco to mirror their operation as closely as possible on that of the US corporation all Newco's expense.

11.   TERMINATION

11.1 The occurrence of any of the following events in respect of one SFTS or Newco shall give the other of those two parties (the "relevant parties"), the option to, terminate this Agreement:

        (a) The material failure of a relevant party to discharge its contractual and monetary obligations to the other relevant party in the event that such failure is not cured within 45 days of a written notice from the relevant party that is not in default referring to this sub-clause and specifying the material failure.


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12.    TERM

        Subject to clause 11 the term of this Agreement shall be for ten (10) years. The term shall automatically renew for additional terms of five
        (5) years provided that this Agreement is in good-standing.

13.   REVIEW

        The Parties agree to review, revise and modify the terms of this agreement from time to time and to consider changes proposed by each Party in good faith that are based on operating, financial and tax matters as the businesses of Newco and SFTS progress.

14.   HEADINGS

        The headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of this Agreement.

15.   NOTICES

15.1 All notices required under the terms and provisions hereof shall be to the addresses of the parties shown above or other address previously notified to the sender by the recipient for the purpose in writing, and any such notice shall become effective when delivered by overnight courier or messenger, or if it is in the form of a telex, telecopier, or facsimile when received.

16.   LITIGATION

16.1 In connection with any litigation (including all appeals therefrom) arising out of this Agreement or this Agreement , the prevailing Party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and interest.

16.2 Any proceedings relating to any claim or matter arising under or in connection with this Agreement or this Agreement instituted against Newco by SFTS shall be brought in the courts of Newco's country of incorporation and any such proceedings against SFTS by Newco shall be brought in the courts of SFTS's country of incorporation. Each Party agrees that the specified courts shall have exclusive jurisdiction over such disputes save that any counterclaim may be brought in any proceedings already commenced.


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17.   INVALIDITY

        The invalidity or unenforceability of any particular provision or part of a provision hereof, shall not affect the other provisions or parts hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions or part thereof were omitted.

18.   ENTIRE AGREEMENT

        This is the entire Agreement between the Parties covering everything agreed upon or understood in the transaction. The Parties confirm that there are no promises, conditions, representations, warranties, guarantees, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement in effect between the Parties other than as herein set forth save that this sub-clause 18 shall not apply in circumstances of any fraud by a Party in making any promises, conditions, representations, warranties, guarantees, understandings, interpretations that are not set out herein. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this agreement, in whole or in part, unless such Agreement is in writing and signed by the Party against whom enforcement of the change, modification, discharge or abandonment is sought.

19.   WAIVER

        Waiver by any Party hereto of a breach hereof shall not be deemed a waiver of any subsequent similar breach or a waiver of any term and condition hereof. Waiver of any breach of this Agreement shall not excuse the faithful performance of any other term and condition of this Agreement. Either Party has a right to waive one or more breaches or failure of conditions of settlement and to consummate this transaction as if said breach had not occurred.

20.   GOVERNING LAW

        This Agreement shall be construed and interpreted pursuant to the laws of the state of Florida, United States of America


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21.   FURTHER ASSURANCE

        The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement. Each Party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favour of the other Party hereunder.

22.   COUNTERPART EXECUTION

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Facsimile signatures shall constitute original signatures.

23.   CONSTRUCTION

        Each Party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

24.   SUCCESSOR LIABILITY

        The benefits and obligations of this Agreement shall inure to and bind the respective heirs, successors, personal representatives and permitted assigns of the parties hereto. Whenever used, the singular shall include the plural and the plural the singular and the use of any gender shall include all genders.

25.   CORPORATE AUTHORITY

        Each individual executing this Agreement on behalf of each Party represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said Party, in accordance with a duly adopted resolution of the Board of Directors of said Party or in accordance with the bylaws of said Party, and that this Agreement is binding upon said Party in accordance with its terms.


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26.   REMEDIES

        The Parties agree that in the event of any default hereunder the non-defaulting Party shall have any and all rights provided by Law or Equity including rights of specific performance. Neither Party shall have the right to assert a claim for consequential damages.

27.   CONSENT OF SECURED LENDER

        SFTS shall obtain the consent of SFTS's senior secured lender to the assignment of the intellectual property to Newco within 7 days of the execution of this agreement.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement this 24th day of , October 2001.


SIGNED, sealed and                                    )

delivered by                                          )
SAFE TRANSPORTATION SYSTEMS, INC                      )

in the presence of:                                   )





SIGNED                                                )
by                                                    )
                                                      )
for and on behalf of                                  )
SAFE EUROPE LIMITED                                   )






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SIGNED by                                             )
TIMOTHY MEYRICK                                       )



                                    (SIGNED SUBJECT TO LAWYER'S FINAL APPROVAL)



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SIGNED                                                )
by                                                    )
                                                      )
for and on behalf of                                  )
WILTON CAPITAL LIMITED                                )





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                                   APPENDIX A

1.    The initial capital structure of Newco shall be as follows:

      (a) Authorized Common Share Capital- 10,000,000 shares of(pound)0.001 par value

      (b) Authorized Preference Share Capital-2,000,000 shares of(pound)0.50 par

      (c)  Issued Ordinary Share Capital

           TM    1,250,000 shares - 25%

           WCT   1,250,000 shares  - 25% [ - 3 % to be distributed as fees]

           SFTS     2,500,000 shares  - 50%

      (d)  Issued Preference Shares 1,103,450 to SFTS.

      (e) Funding by TM:(pound)100,000 of share capital (subscription price for 1,250,000 Ordinary Shares)

      (f) Newco shall issue to SFTS a note for an amount of the sterling equivalent of $202,100 ((pound)140,000 at exchange rate of $1.45) secured by a debenture and fixed and floating charge over the assets of Newco and bearing interest at 1% per month and rising to 1.5% per month on all sums outstanding beyond January 1 2002. Interest will accrue to the principal until January 31 2002 and thereafter will be paid monthly in arrears. The note shall be due and payable in full 15 months from the date of issue.

           The note shall be retired from the proceeds of finance raised by Newco as follows: after the first (pound)300,000 of finance raised by Newco in the POS financing 100% of additional finance raised shall be applied to retiring the note and accrued interest.

      (g) It is contemplated that an offering to raise (pound)750,000 will be initiated 14 days after the execution of the definitive Agreement. It is presently anticipated by the Company that investors will be offered 750,000 shares at (pound)l.00 per share

      (h) Newco shall absorb any finders fees payable to Delray International (Richard Abedon) by SFTS in respect of this joint venture agreement.

2. Newco's Articles of Association at the time of allotment of the preference shares referred to at clause 4 shall include wording to give effect to the following:



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





SPECIMEN ARTICLE

RIGHTS ATTACHING TO PREFERENCE SHARES

Priority

The Preference Shares shall rank in priority to any other Shares but shall not entitle the holders to any right to vote or receive notice of or attend general meetings of the Company or receive a dividend or any right of participation in the profits or capital of the Company other than as set out in these Articles.

Voting Rights

The holders of the Preference Shares shall be entitled to receive notice of any general meeting of the Company but shall not be entitled to attend or vote at general meetings of the Company unless the business of the Company includes consideration of a resolution for the creation or issue of any redeemable shares or shares ranking as to income or capital in priority to the Preference Shares or a resolution varying, modifying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the Preference Shares, in which case the holders of Preference Shares shall only be entitled to vote at the meeting in respect of such resolution or resolutions, and shall have 1 vote per share on a show of hands or a poll when voting in favour, and 2 votes per share when voting against, any such resolution.

Rights as to Capital

(a) On a winding up, liquidation, reduction or repayment of capital or other return or payment of capital or assets to the Members of the Company, the available assets, after due payment of or provision for all liabilities and debts shall be applied as follows:

               (i) first, in repaying to the holders of Preference Shares the amount paid up or credited as paid up thereon including any premium;

               (ii) the balance, if any, of such assets shall belong to and be distributed amongst the holders of the Ordinary Shares in proportion to the number of shares after deducting any uncalled capital thereon.

(b) The Preference Shares shall rank on a winding up or other return of capital in priority to any other Shares but shall not entitle the holders thereof to any further or other right of participation in the assets of the Company except as set out above.

Redemption

(a) Subject to any applicable Statutes, the Company undertakes to redeem the Preference Shares as follows:

               (i) 10% of all funds raised in the POS Equity Finance after the first (pound) 440,000 shall be allotted to redeeming the Preference Shares.

(b) Subsequent to the POS equity Finance Newco shall apply 15% of all subsequent equity funds raised to redeeming of the Preference Shares. Equity funds shall include equity, preference shares. Convertible debt and debt with warrants or similar instruments.

(c) In addition (subject to any applicable Statutes) the Company undertakes to redeem all of the remaining Preference Shares if the Company raises US$5,000,000 in one round of Equity Financing (as defined below).

For the purposes of this article "EQUITY FINANCE" means the allotment of Shares of any class for cash consideration in any currency. POS Equity Finance shall mean the first Equity Finance undertaken by the company pursuant to the public offering of securities.



(d) The number of Preference Shares to be redeemed under article 1.4 (a) above and the applicable exchange rate shall be established by the Company and in the event of a disagreement shall be by the auditors of the Company, whose opinion shall be final and binding; who shall act as experts and not as arbitrators, and whose costs shall be borne by the Company.

(e) The amount payable on redemption of any Preference Share shall be the amount paid-up on that Preference Share:

(f) If some only of the Preference Shares are redeemed, the redemption shall take place as between holders of Preference Shares in proportion as nearly as may be to each such holder's holding of Preference Shares.

(g) The Company shall give to the holders of the Preference Shares to be redeemed not less than 14 days' notice in writing of the date on which such redemption is to be effected. Such notice shall specify the place at which the certificates for such Preference Shares (or indemnities in a form reasonably satisfactory to the directors) are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Company at such place the certificates (or indemnities) for such of those Preference Shares as are held by him. Upon such delivery the Company shall pay to such holder the amount due to him in respect of such redemption and (if appropriate) shall issue a balance certificate.

(h) The receipt of the registered holder for the time being of any Preference Shares or, in the case of joint registered holders, the receipt of any of them for the monies payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(i) Upon redemption of any Preference Shares the Company shall cancel those Preference Shares which are redeemed.

Repayment

The Company may at any time, at the request of all or any of the holders of the Preference Shares (for the purposes of this Article, the "PREFERENCE SHAREHOLDER") and at the discretion of the directors, buy back from the Preference Shareholder all or any of the Preference Shares at a price to be agreed between the Directors and the Preference Shareholder.

                                   APPENDIX B

            ASSIGNMENT OF RIGHTS TO NEWCO IN RESPECT OF THE TERRITORY

                                   ASSIGNMENT

THIS DEED OF ASSIGNMENT is made the [DAY] day of [MONTH, YEAR] BETWEEN Safe Transportation Systems, Inc., a corporation organised under the laws of Florida, USA of 909 Lakeway Drive, Suite 208, Bellingham WA 98226 (hereinafter called "the Assignor") of the one part and Safe Europe PLC, a company organised under the laws of the United Kingdom (Company Registration Number: 4217001) whose registered office is at 67 Grosvenor Street, London W1K 3JN ("NEWCO"); (hereinafter called the Assignee) of the other part

WHEREAS:

(a) The Assignor is the proprietor of International Patent Application No. PCT/CA 00/00721 (published as WO 00/78592), entitled "Trailer Upper Coupler Assembly with Integrated Anti-Jackknife Unit" and International Patent Application No. PCT/CA 00/00676 (published as WO 01/03994), entitled "Tractor Trailer Anti-Jackknifing Assembly".

(b) The parties hereto have agreed that all right, title and interest in the Applications and the inventions the subject thereof (herein referred to as the Inventions) in respect of the Territory are hereby transferred from the Assignor to the Assignee for the consideration hereinafter set forth.

NOW ASSIGNMENT WITNESSETH as follows:
In pursuance of the agreement the Assignor hereby assigns to the Assignee in respect of all the Territory with full title guarantee all right title and interest in the Applications and the Inventions to the intent that any patents granted in the Territory in pursuance of the Applications shall be granted in the name of the Assignee and all rights, powers, liberties and immunities conferred by the grant of the patents free from all incumbrances and including the right to sue for past and future infringements of the patents TO HOLD unto the Assignee absolutely and the Assignor hereby undertakes at Newco's expense to do all acts and execute all documents necessary or desirable for securing and executing all rights in or under the Applications and for assuring the title of the Assignee to the Applications and patents granted thereon.

IN WITNESS whereof the parties have executed this Assignment as a deed the day and year first above written.


SIGNED, sealed and                                    )



delivered by                                          )
SAFE TRANSPORTATION SYSTEMS, INC                      )


in the presence of:                                   )





SIGNED                                                )
by                                                    )
                                                      )
for and on behalf of                                  )
SAFE EUROPE LIMITED                                   )

                                   SCHEDULE 1

                                    PRODUCTS

SFTS Accident Control and Anti-Jackknife System

BILL OF MATERIALS

Frame - machined & powdercoat
Mounting  Plate
Engaging Lug - machined & powdercoat
Shaft with insert - Stainless  Steel
Shaft Nut
Covers
Spring
Spring Retainers
Thrust Washer
Urethane Cushion
Bushings - machined & installed
Sensor Mounting Pad (3/16")
Sensor Mounting Pad (1/2")
Engaging  Lug  Bumpers
Miscellaneous (seals, fasteners)

Rotary Actuator
Locking Cylinder + Sensors
Solenoid Valves
Air Fittings

LED Switch Assembly
Air-Weigh Communication System
Buzzer
Sensors

SFTS undertakes to use its reasonable efforts to supply detailed specifications and drawing to Newco within 30 days of the date of this Agreement.

                                   SCHEDULE 2

                                      COSTS

Cost per each STS-ACS System                $2,000.00

Royalty per each STS-ACS System             $   250.00



Total Cost to Newco per STS-ACS System      $2,250.00

SCHEDULE 3

                             PATENTS AND TRADEMARKS



PCT Patent application PCT/CA00/00676

PCT Patent application PCT/CA00/00721











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